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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP. INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our reports dated October 9, 1996 (except for Note 10, as to which the date is February 17, 1997) in the Registration Statement (Form S-1) and related Prospectus of Ophidian Pharmaceuticals, Inc. for the registration of 2,500,000 shares of its common stock and 2,500,000 warrants to purchase its common stock.


                                                ERNST & YOUNG LLP

Milwaukee, Wisconsin
August 4, 1997